SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2014
Galaxy Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	20-8143439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6980 O’Bannon Drive, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 939-3254

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2014, we entered into a lease (the “Lease”) for a new corporate office. The 5-year Lease with SRC Spencer, LLC (“Landlord”) is for a building approximately 24,000 square feet, which is comprised of approximately 16,000 square feet office space and 8,000 square feet warehouse. The property is located in Las Vegas, Nevada.

The initial term of the Lease will commence on April 1, 2014. We will be obligated to pay approximately $204,000 dollars in annual base rent in the first year, which shall increase by approximately 4% each year. We will also be obligated to pay real estate taxes and other building operating costs. Subject to certain conditions, we have certain rights under the Lease, including rights of first offer to purchase the premises if the Landlord elects to sell. We also have an option to extend the term of the Lease for two consecutive terms of three years each, at the then current fair market value rental rate determined in accordance with the terms of the Lease.

In connection with the Lease, Landlord has agreed to provide a tenant improvement allowance (“TI Allowance”) option of $150,000. If we exercise such option, the base rent will be increased by an amount sufficient to fully amortize the TI Allowance through the Lease term upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of 5.5% per annum.

Pursuant to the lease, we have the option to terminate the Lease effective at the end of the 36th month (“Termination Date”). We must deliver written notice of our intention to terminate the Lease to Landlord at least six months before the Termination Date. In the event we exercise our option to terminate, we shall pay Landlord a termination fee (the “Termination Fee”) equal to the sum of (i) all unamortized TI Allowance amounts, plus (ii) all unamortized leasing commissions paid by Landlord with respect to the lease, plus (iii) all unamortized rental abatement amounts.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual Lease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Industrial Real Estate Lease with SRC Spencer, LLC
99.1	Press Release dated February 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Gaming, Inc.

/s/ Gary A. Vecchiarelli

Gary A. Vecchiarelli
Chief Financial Officer

Date: February 27, 2014